EXHIBIT 5.3
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                   [LETTERHEAD OF SPROULE ASSOCIATES LIMITED]


                                                          November 27, 2006


United States Securities and Exchange Commission


RE:    REGISTRATION STATEMENT ON FORM F-9 DATED NOVEMBER 27, 2006
       (THE "REGISTRATION STATEMENT") OF CANADIAN NATURAL RESOURCES LIMITED

We are a firm of independent geological and petroleum engineer consultants of Calgary, Alberta having prepared a corporate evaluation report entitled "Evaluation of the P&NG Reserves of Canadian Natural Resources Limited in North America (As of December 31, 2005) Based on Constant and Escalated Prices and Costs" (the "Report") of certain oil and gas properties of Canadian Natural Resources Limited. The Report was for the year ended December 31, 2005.

We refer to the Registration Statement relating to the offering of Debt Securities by Canadian Natural Resources Limited and hereby consent to the reference to our firm under the heading "Experts" and to the use of our Report which is incorporated by reference in the Registration Statement.


                                           Sincerely,


                                           /s/ Harry J. Helwerda
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                                           Harry J. Helwerda
                                           Senior Vice-President, Engineering